UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreement

On October 21, 2021, Minim, Inc. (the “Company”) entered into a Severance Agreement (the “Agreement”) with each of Sean Doherty, the Company’s Chief Financial Officer, Nicole Zheng, the Company’s President and Chief Marketing Officer, and John Lauten, the Company’s Chief Operating Officer (each of Messrs. Doherty and Lauten and Ms. Zheng, individually, an “Executive”). The Agreement with each Executive provides for six months’ of continued base salary and certain insurance premiums to be paid upon the termination of employment without Good Cause or for Good Reason (as defined in the Agreement).

If an Executive’s employment is terminated without Good Cause or for Good Reason within three months prior to or twelve months after a Change of Control (as defined in the Agreement), the Executive shall receive a lump sum of twelve months’ base salary and certain insurance premiums, and a pro-rated annual bonus. Mr. Doherty’s, Ms. Zheng’s and Mr. Lauten’s annual base compensation are $175,000.00, $200,000.00, and $201,240.00, respectively. The Agreement further provides that an Executive’s outstanding and unvested equity subject to time-based vesting will be accelerated and deemed fully vested.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Severance Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 26, 2021	MINIM, INC.

		By:	/s/ SEAN DOHERTY
		Name:	Sean Doherty
		Title:	Chief Financial Officer